FOR IMMEDIATE RELEASE

SKYSTAR ANNOUNCES UPDATE

XI'AN, CHINA – September 7, 2010 - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, announces update regarding its Hubei acquisition.

Acquisition in Hubei Province
The Company completed acquisition of a modern, GMP-certified veterinary medicine facility in Hubei Province on August 11, 2010.  Skystar estimates the Hubei facility, located in Jingzhou, Hubei Province, will contribute about $4 million to $6 million in revenue in a normalized full fiscal year. The Company estimates that the Hubei facility will be completely finished and ramped up by the end of the 2010 calendar year. Blended gross margins for the products anticipated to be made at the Hubei facility are expected to be in the range of 40%-50%.

The Hubei facility was acquired through the bankruptcy proceedings of a local veterinary manufacturer, and is held under Skystar Biotechnology (JingZhou) Co., Ltd. (“Skystar Jingzhou”), a wholly-owned subsidiary of the Company’s PRC subsidiary, Sida Biotechnology (Xian) Co., Ltd. (“Sida”), formed in connection with this acquisition transaction.  Skystar Jingzhou became Sida’s wholly-owned subsidiary on August 11, 2010, thereby completing the acquisition transaction. Total acquisition cost, including commissions and tooling and other startup costs, was approximately $3.5 million.  Skystar Jingzhou’s total registered capital is RMB 26 million (approximately $3.8 million).  In addition to the physical facility, the Company also acquired manufacturing licenses for 103 products covering aquaculture medicines, veterinary medicines and antiseptics as part of the transaction.

The Hubei facility sits on a 28,000 square meter property consisting of one office building, three manufacturing buildings housing three separate production lines, a warehouse and auxiliary buildings.  Production has started on some of the 103 approved products.

Photos of Hubei facility (Please check Skystar’s investor relations site for periodic updates and photos.)
http://www.ir-site.com/skystar/hubei.asp

To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 240 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:
Skystar Bio-Pharmaceutical Company
Scott Cramer, Director Corporate Development and U.S. Representative
(407) 645-4433

Investor Relations
Grayling
Christopher Chu, Director
(646) 284-9426
christopher.chu@grayling.com